104-JV Announcement 6-30-09 EXCO Resources, Inc. Haynesville Shale Joint Venture with BG Group plc June 30, 2009 Exhibit 99.1

EXCO Resources, Inc.

104-JV  Announcement  6-30-09
Forward Looking Statements
This presentation contains forward-looking statements, as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These forward-looking statements relate to, among other things, the following:
• our future financial and operating performance and results;
• our business strategy;
• market prices;
• our future use of derivative financial instruments; and
• our plans and forecasts.
We have based these forward-looking statements on our current assumptions, expectations and projections about future events.
We use the words "may," "expect," "anticipate," "estimate," "believe," "continue," "intend," "plan," "budget" and other similar words to identify forward-looking statements. You should read statements that contain these words carefully because they discuss future expectations, contain projections of results of operations or of our financial condition and/or state other "forward-looking" information. We do not undertake any obligation to update or revise publicly any forward-looking statements, except as required by law. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations in this presentation, including, but not limited to:
• fluctuations in prices of oil and natural gas;
• imports of foreign oil and natural gas, including liquefied natural gas;
• future capital requirements and availability of financing;
• continued disruption of credit and capital markets and the ability of financial institutions to honor their commitments, such as the events which occurred during the third quarter of 2008 and thereafter, for an extended period of time;
• estimates of reserves and economic assumptions used in connection with our acquisitions;
• geological concentration of our reserves;
• risks associated with drilling and operating wells;
• exploratory risks, including our Marcellus and Huron shale plays in Appalachia and our Haynesville/Bossier shale play in East Texas/North Louisiana;
• risks associated with operation of natural gas pipelines and gathering systems;
• discovery, acquisition, development and replacement of oil and natural gas reserves;
• cash flow and liquidity;
• timing and amount of future production of oil and natural gas;
• availability of drilling and production equipment;
• marketing of oil and natural gas;
• developments in oil-producing and natural gas-producing countries;
• title to our properties;
• competition;
• litigation;
• general economic conditions, including costs associated with drilling and operation of our properties;
• environmental or other governmental regulations, including legislation to reduce emissions of greenhouse gases;
• receipt and collectibility of amounts owed to us by purchasers of our production and counterparties to our derivative financial instruments;
• decisions whether or not to enter into derivative financial instruments;
• events similar to those of September 11, 2001;
• actions of third party co-owners of interests in properties in which we also own an interest;
• fluctuations in interest rates; and
•
our ability to effectively integrate companies and properties that we acquire..

EXCO Resources, Inc.

104-JV  Announcement  6-30-09
Forward Looking Statements (continued)
We believe that it is important to communicate our expectations of future performance to our investors.  However, events may occur in the future that we are unable to accurately predict, or over which we have no control.  You are cautioned not to place undue reliance on a forward-looking statement.  When considering our forward-looking statements, keep in mind the risk factors and other cautionary statements in this presentation, and the risk factors included in the Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q.
Our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on prevailing prices for oil and natural gas, the availability of capital from our revolving credit facilities and liquidity from capital markets. Declines in oil or natural gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil or natural gas prices also may reduce the amount of oil or natural gas that we can produce economically.  A decline in oil and/or natural gas prices could have a material adverse effect on the estimated value and estimated quantities of our oil and natural gas reserves, our ability to fund our operations and our financial condition, cash flow, results of operations and access to capital. Historically, oil and natural gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.
The SEC has generally permitted oil and natural gas companies, in filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms “probable”, “possible”, “potential” or “unproved” to describe volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company. While we believe our calculations of unproved drillsites and estimation of unproved reserves have been appropriately risked and are reasonable, such calculations and estimates have not been reviewed by third party engineers or appraisers. Investors are urged to consider closely the disclosure in our
Annual Report on Form 10-K for the year ended December 31, 2008 which is available on our website at www.excoresources.com under the Investor Relations tab or by calling us at 214-368-2084.

EXCO Resources, Inc.

104-JV  Announcement  6-30-09
Transaction Overview
Agreement with BG Group plc and status of divestiture program
• Signed agreement with BG Group plc (“BG Group”) for joint development of EXCO’s
Haynesville shale and related East Texas / North Louisiana upstream assets;
– EXCO will sell a 50% interest in all assets within AMI to BG Group for $1.055
(1)
billion
• $655 million in cash plus a $400 million capital development commitment for Haynesville drilling
– BG Group has committed to fund 75% of EXCO’s drilling and completion costs in the Haynesville and Bossier shales;
expect commitment to be satisfied in 2011 or 2012
• AMI assets include 414
(2)
Bcfe of non-shale proved reserves, 120,000 net leasehold acres with approximately 84,000 net acres productive and/or prospective for Haynesville shale, and net production of approximately 95 Mmcfe/d from the Cotton Valley and 60 Mmcf/d from the Haynesville
• AMI includes over 1,600 undrilled Haynesville locations containing net potential reserves of 4 to 6 Tcfe, with significant additional potential in the Bossier shale
• EXCO will retain all interests in its Vernon Field (and associated midstream assets) and Redland Field in
North Louisiana
– EXCO has also agreed in principle to sell 50% of its East Texas / North Louisiana midstream assets for $249 million subject to negotiation of definitive documentation
• Divestiture program
– Announced sale of 176
(2)
Bcfe of proved reserves from the Norge Marchand Unit in Oklahoma and certain other Oklahoma properties, and the Gladewater and Overton Fields in East Texas
to Encore Operating, L.P. for $375 million; expect to close in August 2009
– We have now reached agreement or closed on the sale of approximately 220
(2)
Bcfe of proved
reserves for approximately $444
(1)
million
(1) Subject to normal pre and post closing purchase price adjustments
(2) Based on year-end SEC reserves

EXCO Resources, Inc.

104-JV  Announcement  6-30-09
Transaction Rationale
• Joint Development Agreement contemplates:
– Accelerated development of existing acreage
– Accumulation of additional leasehold and drilling opportunities
• Why we chose BG Group
– World leader in developing and marketing natural gas
• Strong technical and business capabilities
• Markets approximately 3.5 Bcf/d throughout the Midwest and the Eastern
United States
• Operations in 27 countries on 5 continents
– Shared vision for development and growth of assets
• Significant commitment to efficiently grow reserves and production volumes
• Recognition of opportunities to grow leasehold position and drilling opportunities
• Importance of operator ownership of midstream assets

EXCO Resources, Inc.

104-JV  Announcement  6-30-09
Reserve Base Reconciliation
(1)
Pro forma for BG Group transaction and divestiture program to date
(1) The reserve estimates provided throughout this document reflect NYMEX strip prices of 2/13/09, adjusted for differentials and excluding hedge effects; year end 2008 SEC reserves were 1,940 Bcfe
Before 2009 E.TX / N.LA
Transactions Divestitures Joint Venture Pro Forma
Proved reserves (Bcfe) 2,252 (269) (290) 1,693
Total 3P reserves (Bcfe) 6,481 (425) (1,734) 4,322
Potential (Bcfe) 9,591 - 15,859 - (894) - (1,523) 8,697 - 14,336
Total 3P reserves + potential (Bcfe) 16,072 - 22,340 (425) (2,628) - (3,257) 13,019 - 18,658
Current production (Mmcfe/d) 410 (37) (78) 295

Major Areas/Basins
Major Oil and Gas Fields
Pennsylvania
Ohio
Kentucky
West
Virginia
New Mexico
Oklahoma
Texas
Louisian

EXCO Resources, Inc.

104-JV  Announcement  6-30-09
Proved Reserves = 1.7 Tcfe 3P Reserves = 4.3 Tcfe
3P+ Reserves = 13.0 – 18.7 Tcfe Current Production = 295 Mmcfe/d
0.1 Tcfe Proved
0.2 Tcfe 3P
0.5 Tcfe 3P+
22 Mmcfe/d
Permian Basin
0.5 Tcfe Proved
0.9 Tcfe 3P
7.9 – 13.0 Tcfe 3P+
54 Mmcfe/d
Appalachia
0.3 Tcfe Proved
0.4 Tcfe 3P
0.5 Tcfe 3P+
46 Mmcfe/d
Mid-Continent
0.8 Tcfe Proved
2.8 Tcfe 3P
4.1 – 4.7 Tcfe 3P+
173 Mmcfe/d
East Texas / North Louisiana
Reserve Base
Pro forma for BG transaction and divestiture program to date

EXCO Resources, Inc.

104-JV  Announcement  6-30-09
2009 E.TX / N.LA Debt
As of March 31, 2009 Actual Divestitures
(1)
Partnership Reduction Pro Forma
Cash 45.5 $             461.2 $            904.0 $            (1,365.2) $     45.5 $
Bank debt (L + 175 - 250bps) 2,302.4           -                   -                    (1,065.2)       1,237.2
Senior notes (7 1/4%)
(2)
444.7              -                   -                    -               444.7
Senior unsecured term loan (10%)
(3)
300.0              -                   -                    (300.0)          -
Total debt 3,047.1 $        - $               - $                 (1,365.2) $     1,681.9 $
Liquidity and Financial Position
Pro forma for BG Group transaction and divestiture program to date
(1) Includes proceeds from hedge termination settlements in connection with divestitures; subject to customary purchase price adjustments on sales to be closed
(2) Excludes unamortized bond premium
(3) Due January 15, 2010.  LIBOR plus 6% with LIBOR floor of 4%
• Expected pro forma Borrowing Base of $1.7 - $1.8 billion, resulting in
$500 - $600 million of liquidity
• Data room open for certain non-core Appalachian assets with bids expected in the third quarter; sale will increase 2009 divestiture proceeds

EXCO Resources, Inc.

104-JV  Announcement  6-30-09
Summary
• Transformational transactions for EXCO
– More geographic focus in high growth potential areas
– Monetizes a portion of our midstream assets and shares cost and risk of expansion
– Significantly reduces our debt and interest costs; enhances our balance sheet
• Recognizes our strong technical and operational capabilities
• Validates our position as a leading developer of the Haynesville shale in both the upstream and midstream sectors
• Provides partnership with a world class energy company
• Presents opportunity to acquire more Haynesville acreage
• Plan on hosting analyst day in Dallas post closing
– Update 2009 guidance
– Discuss growth potential for 2010 and beyond